UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 31, 2017

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, MVC Capital, Inc. (the "Fund") is a party to a one-year, $100 million revolving credit facility (the “Credit Facility”) dated as of July 31, 2013, with Branch Banking and Trust Company (“BB&T”).

On August 31, 2017, the Fund renewed the same Credit Facility until August 31, 2018, at which time all outstanding amounts under the Credit Facility will be due and payable.

Certain terms of the Credit Facility have been amended, including a decrease, at the Company’s election, in the commitment amount from $100 million to $25 million. The unused fee of 0.25% per annum and the interest rate of LIBOR plus 1.25% per annum remain unchanged.  All other material terms of the Credit Facility remain unchanged and borrowings under the Credit Facility continue to be secured by cash, short-term and long-term U.S. Treasury securities and other governmental agency securities. The terms include a closing fee of $62,500.

As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in previously filed reports relating to the Credit Facility on Form 8-K filed on August 5, 2013,  February 5, 2014, August 4, 2014, August 5, 2015, October 5, 2015, December 7, 2015, July 6, 2016 and March 1, 2017 (File No. 814-00201).

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated: September 1, 2017